Schneider National, Inc. Announces Third Quarter 2023 Results
•Operating Revenues $1.4 billion; $1.7 billion in 2022
•Income from Operations $46.7 million; $145.4 million in 2022
•Diluted Earnings per Share $0.20; $0.70 in 2022
•Updated full year Adjusted Diluted Earnings per Share guidance to $1.40 - $1.45

Green Bay, Wis. - November 2, 2023 – Schneider National, Inc. (NYSE: SNDR, “Schneider” or the “Company”), a leading transportation and logistics services company, today announced results for the three and nine months ended September 30, 2023.
“Our enterprise experienced year over year declines in revenue and earnings in the third quarter, a period which we believe represents the most challenging phase of this prolonged freight recession,” said Mark Rourke, President and Chief Executive Officer of Schneider. “Our results were driven by ongoing price pressures primarily in our network businesses, as well as other headwinds such as fuel, bad debt, and lower equipment gains.”

“Though we are feeling the effects of the current environment across the business, our performance is augmented by our platform diversity that we have strategically advanced over the past several years,” commented Rourke. “We are actively onboarding new dedicated business within our Truckload segment, and while this startup activity is accompanied by near-term friction costs, we are pleased with the growth and contributions of this key component of our portfolio. Dedicated, with the addition of M&M Transport this quarter, now comprises over 60% of our total Truckload fleet. In Intermodal, our complementary rail partnerships are providing synergistic and compelling service and transit times. Our Logistics segment continues to drive new business into the Enterprise through both brokerage and Power Only services while effectively managing through challenging market conditions.”

“As we navigate the late stages of the current freight cycle, we are preparing our business for the inevitable market recovery and advancing our strategic growth objectives for Dedicated, Intermodal, and Logistics,” Rourke stated.

Results of Operations (unaudited)

The following table summarizes the Company’s results of operations for the periods indicated.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except ratios & per share amounts)	2023	2022	Change	2023	2022	Change
Operating revenues	$1,352.0	$1,675.3	(19)%	$4,127.2	$5,042.7	(18)%
Revenues (excluding fuel surcharge)	1,179.4	1,441.8	(18)%	3,619.8	4,394.2	(18)%
Income from operations	46.7	145.4	(68)%	265.1	457.1	(42)%
Adjusted income from operations	47.6	145.5	(67)%	268.9	468.7	(43)%
Operating ratio	96.5%	91.3%	(520) bps	93.6%	90.9%	(270) bps
Adjusted operating ratio	96.0%	89.9%	(610) bps	92.6%	89.3%	(330) bps
Net income	$35.6	$125.8	(72)%	$211.1	$347.7	(39)%
Adjusted net income	36.3	125.9	(71)%	214.0	356.4	(40)%
Diluted earnings per share	0.20	0.70	(71)%	1.18	1.95	(39)%
Adjusted diluted earnings per share	0.20	0.70	(71)%	1.20	2.00	(40)%
Weighted average diluted shares outstanding	177.7	178.7	(1.0)	178.5	178.6	(0.1)

Enterprise Results

Enterprise net income for the third quarter of 2023 was $35.6 million, a decrease of $90.2 million, or 72%, compared to the same quarter in 2022. The Company recorded net gains on equity investments of $2.3 million compared to $25.9 million in the third quarter of 2022, which is reflected in Other expense (income) - net on the income statement.

At September 30, 2023, the Company had a total of $289.0 million outstanding on various debt instruments compared to $215.1 million as of December 31, 2022. The Company had cash and cash equivalents of $58.5 million and $385.7 million as of September 30, 2023 and December 31, 2022, respectively. The Company’s effective tax rate was 22.8% in the third quarter, compared to 25.0% in the same quarter of the prior year.

In February 2023, the Company announced the approval of a $150.0 million stock repurchase program. As of September 30, 2023, the Company has repurchased $50.6 million under the program year to date. In July 2023, the Company’s Board of Directors declared a $0.09 dividend payable to shareholders of record as of September 8, 2023. This dividend was paid on October 10, 2023. On October 30, 2023, the Company’s Board of Directors declared a $0.09 dividend payable to shareholders of record as of December 8, 2023, expected to be paid on January 8, 2024. As of September 30, 2023, the Company had returned $47.7 million in the form of dividends to shareholders year to date.

Results of Operations – Reportable Segments

Truckload

Truckload revenues (excluding fuel surcharge) for the third quarter of 2023 were $535.3 million, a decrease of $35.9 million, or 6%, compared to the same quarter in 2022. Results were driven by unfavorable pricing in network, partially offset by the impact of organic dedicated growth and M&M Transport revenues. The impact of productivity improvements were more than offset by pricing declines in the quarter. Truckload revenue per truck per week was $3,909, a decrease of 6% compared to the same quarter in 2022. Revenue per truck per week in network decreased 16%, while revenue per truck per week in dedicated increased 2%, compared to the same quarter in 2022.

Truckload income from operations was $24.5 million in the third quarter of 2023, a decrease of $58.7 million, or 71%, compared to the same quarter in 2022 due to lower price in network, higher fuel and other inflationary costs, bad debt, and friction costs related to dedicated new business implementations. Truckload operating ratio was 95.4% in the third quarter of 2023, compared to 85.4% in the third quarter of 2022.

Intermodal

Intermodal revenues (excluding fuel surcharge) for the third quarter of 2023 were $263.0 million, a decrease of $71.7 million, or 21%, compared to the same quarter in 2022 driven by lower revenue per order and volume, which decreased 16% and 9%, respectively, compared to the third quarter of 2022.

Intermodal income from operations for the third quarter of 2023 was $11.1 million, a decrease of $20.0 million, or 64%, compared to the same quarter in 2022, due to negative pricing and volume pressures, partially offset by lower rail and dray-related costs. Intermodal operating ratio was 95.8% in the third quarter of 2023, compared to 90.7% in the third quarter of 2022.

Logistics

Logistics revenues (excluding fuel surcharge) for the third quarter of 2023 were $326.0 million, a decrease of $138.2 million, or 30%, compared to the same quarter in 2022 primarily due to decreased revenue per order, which continues to be unfavorably impacted by lower market prices, and lower brokerage volumes which decreased 11% year over year.

Logistics income from operations for the third quarter of 2023 was $8.5 million, a decrease of $19.4 million, or 70%, compared to the same quarter in 2022 due to lower volumes and net revenue per order, and decreased port dray earnings. Logistics operating ratio was 97.4% in the third quarter of 2023, compared to 94.0% in the third quarter of 2022.

Business Outlook

(in millions, except per share data)	Current Guidance	Prior Guidance
Adjusted diluted earnings per share	$1.40 - $1.45	$1.75 - $1.90
Net capital expenditures	$550.0 - $575.0	$525.0 - $575.0

“Our second half 2023 earnings are clearly challenged by ongoing pricing pressures, muted seasonality, and transitory cost items,” said Darrell Campbell, Executive Vice President and Chief Financial Officer of Schneider. “We are intently focused on margin restoration particularly in our network businesses, which includes the proactive execution of pricing strategies and positioning our Enterprise for improving market conditions, which we expect to materialize in the first half of 2024. Our updated guidance for full year 2023 adjusted diluted EPS is $1.40 - $1.45 and for net capital expenditures is a range of $550 - $575 million, with a full year effective tax rate estimated at 24.5%.”

Non-GAAP Financial Measure

The Company has presented certain non-GAAP financial measures, including revenues (excluding fuel surcharge), adjusted income from operations, adjusted operating ratio, adjusted net income, and adjusted diluted earnings per share. Management believes the use of non-GAAP measures assists investors in understanding the business, as further described below. The non-GAAP information provided is used by Company management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of results as reported under GAAP.

A reconciliation of net income per share to adjusted diluted earnings per share as projected for 2023 is not provided. Schneider does not forecast net income per share as the Company cannot, without unreasonable effort, estimate or predict with certainty various components of net income. The components of net income that cannot be predicted include expenses for items that do not relate to core operating performance, such as costs related to potential future acquisitions, as well as the related tax impact of these items. Further, in the future, other items with similar characteristics to those currently included in adjusted net income, that have a similar impact on the comparability of periods, and which are not known at this time may exist and impact adjusted net income.

About Schneider National, Inc.

Schneider National, Inc. and its subsidiaries (together “Schneider,” the “Company,” “we,” “us,” or “our”) are among the largest providers of surface transportation and logistics solutions in North America. We offer a multimodal portfolio of services and an array of capabilities and resources that leverage artificial intelligence, data science, and analytics to provide innovative solutions that coordinate the timely, safe, and effective movement of customer products. The Company offers truckload, intermodal, and logistics services to a diverse customer base throughout the continental United States, Canada, and Mexico. We were founded in 1935 and have been a publicly held holding company since our IPO in 2017. Our stock is publicly traded on the NYSE under the ticker symbol SNDR.

Our diversified portfolio of complementary service offerings enables us to serve the varied needs of our customers and to allocate capital that maximizes returns across all market cycles and economic conditions. Our service offerings include transportation of full-truckload freight, which we directly transport utilizing either our company-owned transportation equipment and company drivers, owner-operators, or third-party carriers under contract with us. We have arrangements with most of the major North American rail carriers to transport freight in containers. We also provide customized freight movement, transportation equipment, labor, systems, and delivery services tailored to meet individual customer requirements, which typically involve long-term contracts. These arrangements are generally referred to as dedicated services and may include multiple pickups and drops, local deliveries, freight handling, specialized equipment, and freight network design. In addition, we provide comprehensive logistics services with a network of thousands of qualified third-party carriers. We also lease equipment to third parties through our wholly owned subsidiary Schneider Finance, Inc., which is primarily engaged in leasing trucks to owner-operators, including, but not limited to, owner-operators with whom we contract, and we provide insurance for both company drivers and owner-operators through our wholly owned insurance subsidiary.

Conference Call and Webcast Information

The Company will host an earnings conference call today at 10:30 a.m. Eastern Time. The conference call can be accessed by dialing 888-660-6621 toll-free or 646-960-0589 (conference ID: 7923455). A replay will be available after the call through November 9 by dialing 800-770-2030 toll-free or 647-362-9199 with the same conference ID. A live webcast of the conference call can also be accessed on the Investor Relations section of the Company’s website, Schneider.com, along with the current quarterly investor presentation.

Contact:    Steve Bindas, Director of Investor Relations
920-357-SNDR
investor@schneider.com
Source: Schneider SNDR

SCHNEIDER NATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues	$1,352.0	$1,675.3	$4,127.2	$5,042.7
Operating expenses:
Purchased transportation	540.0	735.0	1,634.9	2,254.0
Salaries, wages, and benefits	340.4	356.0	1,003.7	1,034.4
Fuel and fuel taxes	115.7	133.4	325.5	390.9
Depreciation and amortization	96.8	88.2	281.8	258.3
Operating supplies and expenses—net	138.5	149.7	427.0	392.0
Insurance and related expenses	26.6	26.5	77.0	78.0
Other general expenses	47.3	41.1	112.2	178.0
Total operating expenses	1,305.3	1,529.9	3,862.1	4,585.6
Income from operations	46.7	145.4	265.1	457.1
Other expenses (income):
Interest income	(1.6)	(0.8)	(6.3)	(1.5)
Interest expense	3.3	2.1	10.1	7.1
Other expense (income)—net	(1.1)	(23.6)	(17.3)	(12.3)
Total other expenses (income)—net	0.6	(22.3)	(13.5)	(6.7)
Income before income taxes	46.1	167.7	278.6	463.8
Provision for income taxes	10.5	41.9	67.5	116.1
Net income	$35.6	$125.8	$211.1	$347.7

Weighted average shares outstanding	176.9	178.0	177.7	177.9
Basic earnings per share	$0.20	$0.71	$1.19	$1.95

Weighted average diluted shares outstanding	177.7	178.7	178.5	178.6
Diluted earnings per share	$0.20	$0.70	$1.18	$1.95

SCHNEIDER NATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$58.5	$385.7
Trade accounts receivable—net	612.1	643.7
Other current assets	476.4	320.9
Net property and equipment	2,557.6	2,280.0
Other noncurrent assets	875.7	687.9
Total Assets	$4,580.3	$4,318.2

Liabilities and Shareholders’ Equity
Trade accounts payable	$281.1	$276.7
Current maturities of debt and finance lease obligations	70.5	73.3
Other current liabilities	259.0	286.9
Long-term debt and finance lease obligations	218.5	141.8
Deferred income taxes	589.8	538.2
Other noncurrent liabilities	204.3	164.1
Shareholders’ Equity	2,957.1	2,837.2
Total Liabilities and Shareholders’ Equity	$4,580.3	$4,318.2

SCHNEIDER NATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Nine Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$486.1	$578.3
Net cash used in investing activities	(776.8)	(371.5)
Net cash used in financing activities	(36.5)	(101.9)
Net increase (decrease) in cash and cash equivalents	$(327.2)	$104.9

Net capital expenditures	$(428.3)	$(258.4)

Schneider National, Inc.
Revenues and Income (Loss) from Operations by Segment
(unaudited)

Revenues by Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Truckload	$535.3	$571.2	$1,605.0	$1,691.2
Intermodal	263.0	334.7	790.1	971.9
Logistics	326.0	464.2	1,051.6	1,531.2
Other	78.4	97.3	249.5	274.2
Fuel surcharge	172.6	233.5	507.4	648.5
Inter-segment eliminations	(23.3)	(25.6)	(76.4)	(74.3)
Operating revenues	$1,352.0	$1,675.3	$4,127.2	$5,042.7

Income (Loss) from Operations by Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Truckload	$24.5	$83.2	$151.9	$283.3
Intermodal	11.1	31.1	64.8	112.3
Logistics	8.5	27.9	39.8	117.1
Other	2.6	3.2	8.6	(55.6)
Income from operations	$46.7	$145.4	$265.1	$457.1

Schneider National, Inc.
Key Performance Indicators by Segment
(unaudited)

We monitor and analyze a number of KPIs in order to manage our business and evaluate our financial and operating performance.

Truckload

The following table presents our Truckload segment KPIs for the periods indicated, consistent with how revenues and expenses are reported internally for segment purposes.

The two operations that make up our Truckload segment are as follows:
•Dedicated - Transportation services with equipment devoted to customers under long-term contracts.
•Network - Transportation services of one-way shipments.

Impacts from M&M and deBoer are included within dedicated operations below beginning in the third quarter of 2023 and 2022, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Dedicated
Revenues (excluding fuel surcharge) (1)	$324.9	$306.7	$930.7	$892.1
Average trucks (2) (3)	6,358	6,020	6,115	5,908
Revenue per truck per week (4)	$3,986	$3,925	$3,958	$3,922
Network
Revenues (excluding fuel surcharge) (1)	$210.1	$265.3	$674.4	$796.6
Average trucks (2) (3)	4,319	4,526	4,392	4,533
Revenue per truck per week (4)	$3,795	$4,514	$3,993	$4,564
Total Truckload
Revenues (excluding fuel surcharge) (5)	$535.3	$571.2	$1,605.0	$1,691.2
Average trucks (2) (3)	10,677	10,546	10,507	10,441
Revenue per truck per week (4)	$3,909	$4,178	$3,972	$4,201
Average company trucks (3)	8,762	8,560	8,570	8,420
Average owner-operator trucks (3)	1,915	1,986	1,937	2,021
Trailers (6)	47,007	42,980	47,007	42,980
Operating ratio (7)	95.4%	85.4%	90.5%	83.2%
(1)Revenues (excluding fuel surcharge), in millions, exclude revenue in transit.
(2)Includes company and owner-operator trucks.
(3)Calculated based on beginning and end of month counts and represents the average number of trucks available to haul freight over the specified timeframe.
(4)Calculated excluding fuel surcharge and revenue in transit, consistent with how revenue is reported internally for segment purposes, using weighted workdays.
(5)Revenues (excluding fuel surcharge), in millions, include revenue in transit at the operating segment level and, therefore does not sum with amounts presented above.
(6)Includes entire fleet of owned trailers, including trailers with leasing arrangements between Truckload and Logistics.
(7)Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in transit and related expenses at the operating segment level.

Intermodal

The following table presents the KPIs for our Intermodal segment for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Orders (1)	105,351	115,743	308,718	345,533
Containers	27,185	28,308	27,185	28,308
Trucks (2)	1,457	1,691	1,457	1,691
Revenue per order (3)	$2,461	$2,936	$2,573	$2,803
Operating ratio (4)	95.8%	90.7%	91.8%	88.4%
(1)Based on delivered rail orders.
(2)Includes company and owner-operator trucks at the end of the period.
(3)Calculated using rail revenues excluding fuel surcharge and revenue in transit, consistent with how revenue is reported internally for segment purposes.
(4)Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in transit and related expenses at the operating segment level.

Logistics

The following table presents the KPI for our Logistics segment for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating ratio (1)	97.4%	94.0%	96.2%	92.4%
(1)Calculated as segment operating expenses divided by segment revenues (excluding fuel surcharge) including revenue in transit and related expenses at the operating segment level.

Schneider National, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited)

In this earnings release, we present the following non-GAAP financial measures: (1) revenues (excluding fuel surcharge), (2) adjusted income from operations, (3) adjusted operating ratio, (4) adjusted net income, and (5) adjusted diluted earnings per share. We also provide reconciliations of these measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Management believes the use of each of these non-GAAP measures assists investors in understanding our business by (1) removing the impact of items from our operating results that, in our opinion, do not reflect our core operating performance, (2) providing investors with the same information our management uses internally to assess our core operating performance, and (3) presenting comparable financial results between periods. In addition, in the case of revenues (excluding fuel surcharge), we believe the measure is useful to investors because it isolates volume, price, and cost changes directly related to industry demand and the way we operate our business from the external factor of fluctuating fuel prices and the programs we have in place to manage such fluctuations. Fuel-related costs and their impact on our industry are important to our results of operations, but they are often independent of other, more relevant factors affecting our results of operations and our industry.

Although we believe these non-GAAP measures are useful to investors, they have limitations as analytical tools and may not be comparable to similar measures disclosed by other companies. You should not consider the non-GAAP measures in this report in isolation or as substitutes for, or alternatives to, analysis of our results as reported under GAAP. The exclusion of unusual or infrequent items or other adjustments reflected in the non-GAAP measures should not be construed as an inference that our future results will not be affected by unusual or infrequent items or by other items similar to such adjustments. Our management compensates for these limitations by relying primarily on our GAAP results in addition to using the non-GAAP measures.

Adjustments to arrive at non-GAAP measures are made at the enterprise level, with the exception of fuel surcharge revenues, which are not included in segment revenues.

Revenues (excluding fuel surcharge)

We define “revenues (excluding fuel surcharge)” as operating revenues less fuel surcharge revenues, which are excluded from revenues at the segment level. Included below is a reconciliation of operating revenues, the most closely comparable GAAP financial measure, to revenues (excluding fuel surcharge).

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Operating revenues	$1,352.0	$1,675.3	$4,127.2	$5,042.7
Less: Fuel surcharge revenues	172.6	233.5	507.4	648.5
Revenues (excluding fuel surcharge)	$1,179.4	$1,441.8	$3,619.8	$4,394.2

Adjusted income from operations

We define “adjusted income from operations” as income from operations, adjusted to exclude material items that do not reflect our core operating performance. Included below is a reconciliation of income from operations, which is the most directly comparable GAAP measure, to adjusted income from operations. Excluded items for the periods shown are explained in the table and notes below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Income from operations	$46.7	$145.4	$265.1	$457.1
Litigation and audit assessments (1) (2)	—	—	2.9	62.2
Acquisition-related costs (3)	0.9	0.1	0.9	0.3
Property gain—net (4)	—	—	—	(50.9)
Adjusted income from operations	$47.6	$145.5	$268.9	$468.7
(1)Includes $2.9 million for the nine months ended September 30, 2023 and $5.2 million for the nine months ended September 30, 2022 for charges related to adverse audit assessments for prior period state sales tax on rolling stock equipment used within that state.
(2)Includes a charge of $57.0 million for an adverse settlement related to a lawsuit with former owners of WSL, inclusive of prejudgment interest and the former owners’ attorneys’ fees, for the nine months ended September 30, 2022.
(3)Advisory, legal, and accounting costs related to the acquisitions of M&M in 2023 and deBoer in 2022.
(4)Net gain on the sale of our Canadian facility due to a change in approach to servicing Canada.

Adjusted operating ratio

We define “adjusted operating ratio” as operating expenses, adjusted to exclude material items that do not reflect our core operating performance, divided by revenues (excluding fuel surcharge). Included below is a reconciliation of operating ratio, which is the most directly comparable GAAP measure, to adjusted operating ratio.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except ratios)	2023	2022	2023	2022
Total operating expenses	$1,305.3	$1,529.9	$3,862.1	$4,585.6
Divide by: Operating revenues	1,352.0	1,675.3	4,127.2	5,042.7
Operating ratio	96.5%	91.3%	93.6%	90.9%

Total operating expenses	$1,305.3	$1,529.9	$3,862.1	$4,585.6
Adjusted for:
Fuel surcharge revenues	(172.6)	(233.5)	(507.4)	(648.5)
Litigation and audit assessments	—	—	(2.9)	(62.2)
Acquisition-related costs	(0.9)	(0.1)	(0.9)	(0.3)
Property gain—net	—	—	—	50.9
Adjusted total operating expenses	$1,131.8	$1,296.3	$3,350.9	$3,925.5

Operating revenues	$1,352.0	$1,675.3	$4,127.2	$5,042.7
Less: Fuel surcharge revenues	172.6	233.5	507.4	648.5
Revenues (excluding fuel surcharge)	$1,179.4	$1,441.8	$3,619.8	$4,394.2

Adjusted operating ratio	96.0%	89.9%	92.6%	89.3%

Adjusted net income

We define “adjusted net income” as net income, adjusted to exclude material items that do not reflect our core operating performance. Included below is a reconciliation of net income, which is the most directly comparable GAAP measure, to adjusted net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net income	$35.6	$125.8	$211.1	$347.7
Litigation and audit assessments	—	—	2.9	62.2
Acquisition-related costs	0.9	0.1	0.9	0.3
Property gain—net	—	—	—	(50.9)
Income tax effect of non-GAAP adjustments (1)	(0.2)	—	(0.9)	(2.9)
Adjusted net income	$36.3	$125.9	$214.0	$356.4
(1)Our estimated tax rate on non-GAAP items is determined annually using the applicable consolidated federal and state effective tax rate, modified to remove the impact of tax credits and adjustments that are not applicable to the specific items. Due to the differences in the tax treatment of items excluded from non-GAAP income, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP items may differ from our GAAP tax rate and from our actual tax liabilities.

Adjusted diluted earnings per share (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Diluted earnings per share	$0.20	$0.70	$1.18	$1.95
Non-GAAP adjustments, tax effected	—	—	0.02	0.05
Adjusted diluted earnings per share	$0.20	$0.70	$1.20	$2.00
(1) Table may not sum due to rounding.

Special Note Regarding Forward-Looking Statements

This earnings release contains forward-looking statements, within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, beliefs, plans, or forecasts with respect to, among other things, future events and financial performance and trends in the business and industry. The words “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “prospects,” “potential,” “budget,” “forecast,” “continue,” “predict,” “seek,” “objective,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar words, expressions, terms, and phrases among others, generally identify forward-looking statements, which speak only as of the date the statements were made. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks, and uncertainties. Readers are cautioned that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of the Company’s management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Such risks and uncertainties include, among others, those discussed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K filed on February 17, 2023, subsequent Reports on Form 10-Q and 8-K, and other filings we make with the U.S. Securities and Exchange Commission. In addition to any such risks, uncertainties, and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to: inflation, both in the U.S. and globally; our ability to successfully manage operational challenges and disruptions, as well as related federal, state, and local government responses arising from future pandemics; economic and business risks inherent in the truckload and transportation industry, including inflation, freight cycles, and competitive pressures pertaining to pricing, capacity, and service; our ability to effectively manage tight truck capacity brought about by driver shortages and successfully execute our yield management strategies; our ability to maintain key customer and supply arrangements (including dedicated arrangements) and to manage disruption of our business due to factors outside of our control, such as natural disasters, acts of war or terrorism, disease outbreaks, or pandemics; volatility in the market valuation of our investments in strategic partners and technologies; our ability to manage and effectively implement our growth and diversification strategies and cost saving initiatives; our dependence on our reputation and the Schneider brand and the potential for adverse publicity, damage to our reputation, and the loss of brand equity; risks related to demand for our service offerings; risks associated with the loss of a significant customer or customers; capital investments that fail to match customer demand or for which we cannot obtain adequate funding; fluctuations in the price or availability of fuel, the volume and terms of diesel fuel purchase agreements, our ability to recover fuel costs through our fuel surcharge programs, and potential changes in customer preferences (e.g. truckload vs. intermodal services) driven by diesel fuel prices; fluctuations in the value and demand for our used Class 8 heavy-duty tractors and trailers; our ability to attract and retain qualified drivers and owner-operators; our reliance on owner-operators to provide a portion of our truck fleet; our dependence on railroads in the operation of our intermodal business; service instability, availability, and/or increased costs from third-party capacity providers used by our business; changes in the outsourcing practices of our third-party logistics customers; difficulty in obtaining material, equipment, goods, and services from our vendors and suppliers; variability in insurance and claims expenses and the risks of insuring claims through our captive insurance company; the impact of laws and regulations that apply to our business, including those that relate to the environment, taxes, associates, owner-operators, and our captive insurance company; changes to those laws and regulations and the increased costs of compliance with existing or future federal, state, and local regulations; political, economic, and other risks from cross-border operations and operations in multiple countries; risks associated with financial, credit, and equity markets, including our ability to service indebtedness and fund capital expenditures and strategic initiatives; negative seasonal patterns generally experienced in the trucking industry during traditionally slower shipping periods and winter months; risks associated with severe weather and similar events; significant systems disruptions, including those caused by cybersecurity events and firmware defects; exposure to claims and lawsuits in the ordinary course of business; our ability to adapt to new technologies and new participants in the truckload and transportation industry.

The Company undertakes no obligation to publicly release any revision to its forward looking statements to reflect events or circumstances after the date of this earnings release.